Exhibit 99.1

NEWS RELEASE

Clarus Therapeutics Holdings, Inc. Announces Completion of Auction for Sale of JATENZO® and Selection of Tolmar, Inc. as Successful Bidder

Court-supervised auction for JATENZO (testosterone undecanoate capsules; C-III) concluded on October 14, 2022

NORTHBROOK, IL., – Clarus Therapeutics Holdings, Inc. (Clarus) (OTC: CRXTQ), a pharmaceutical company dedicated to providing solutions to unmet medical needs by advancing androgen therapies, announced today that, subject to entry into definitive documentation, it and its wholly-owned subsidiary, Clarus Therapeutics, Inc., selected Tolmar, Inc., (Buffalo Grove, IL) as the winning bidder in a competitive bidding and auction proceeding for the sale of JATENZO (and certain related assets). The bidding and auction procedures were approved by the U. S. Bankruptcy Court for the District of Delaware [Docket No. 78] and the sale of JATENZO remains subject to final Bankruptcy Court approval on October 26, 2022.

Additional information about this asset sale, as well as other documents related to the Chapter 11 proceedings, is available through Clarus’ claims agent, Stretto, Inc., available at: https://cases.stretto.com/Clarus. Clarus’ legal counsel is Goodwin Procter, LLP and Potter Anderson & Corroon LLP, and its investment banker is Raymond James & Associates, Inc. Lawrence Perkins of Sierra Constellation Partners, LLC currently serves Clarus as Chief Restructuring Officer during the Chapter 11 process. Clarus filed the voluntary Chapter 11 petition in the U.S. Bankruptcy Court for the District of Delaware, Case No. 22-10845 (MFW).

About Clarus Therapeutics Holdings, Inc.

Clarus Therapeutics Holdings, Inc. is a pharmaceutical company with expertise in developing androgen-based medicines. Clarus Therapeutics’ first commercial product is JATENZO (testosterone undecanoate capsules; C-III). For more information, visit www.clarustherapeutics.com and www.jatenzo.com. Follow Clarus on Twitter (@Clarus_Thera) and LinkedIn (Clarus Therapeutics).

Forward-Looking Statements

Certain statements in this press release constitute “forward-looking statements” for purposes of the federal securities laws. The words “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “will,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Clarus’ forward-looking statements in this press release include, but are not limited to, statements about Clarus’ plans to sell all of its assets pursuant to Chapter 11 of the U.S. Bankruptcy Code; Clarus’ intention to enter into a definitive documentation for the asset sale; Court approval of the asset sale and timing thereof among others. These forward-looking statements are based on current expectations and beliefs concerning future developments and their potential effects. There can be no assurance that future developments affecting Clarus will be those anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond Clarus’ control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, risks associated with negotiating a definitive asset purchase agreement, risks associated with Court approval of the terms and ability to meet the closing conditions, along with the risks associated with the potential adverse impact of the Chapter 11 filings on Clarus’ liquidity and results of operations; changes in Clarus’ ability to meet its financial obligations during the Chapter 11 process and to maintain contracts that are critical to its operations; the outcome and timing of the Chapter 11 process and the proposed asset sale; the effect of the Chapter 11 filings and proposed asset sale on Clarus’ relationships with vendors, regulatory authorities, employees and other third parties; possible proceedings that may be brought by third parties in connection with the Chapter 11 process or the proposed asset sale; and the timing or amount of any distributions, if any, to Clarus’ stakeholders, as well as risks associated with pharmaceutical development and being a pharmaceutical company generally, along with those factors described under the heading “Risk Factors” in Clarus’ annual report on 10-K for the year ended December 31, 2021, filed with the Securities and Exchange Commission (the SEC) on March 31, 2022, and those that are included in any of Clarus’ future filings with the SEC. Some of these risks and uncertainties may in the future be amplified by the ongoing COVID-19 pandemic and there may be additional risks that Clarus considers immaterial, or which are unknown. It is not possible to predict or identify all such risks. Clarus’ forward-looking statements only speak as of the date they are made, and Clarus does not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

JATENZO® is a registered trademark of Clarus Therapeutics Holdings, Inc. Source: Clarus Therapeutics Holdings, Inc.

Media and Investor Contact

Steve Bourne

Chief Financial Officer

Sbourne@clarustherapeutics.com

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